UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2016

BOINGO WIRELESS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35155	95-4856877
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10960 Wilshire Blvd., 23rd Floor Los Angeles, California	90024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 586-5180

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 1, 2016, Boingo Wireless, Inc., a Delaware corporation (the “Company”), entered into an agreement (the “Agreement”) with Ides Capital Management LP, Ides Capital Opportunities Fund, LP, Ides Capital Advisors LLC, Ides Capital Partners LP, Ides Capital GP LLC, Dianne McKeever, Robert Longnecker (collectively, the “Ides Group”) and Legion Partners, L.P. I, Legion Partners, L.P. II, Legion Partners, LLC, Legion Partners Asset Management, LLC, Legion Partners Holdings, LLC, Christopher S. Kiper, Bradley S. Vizi and Raymond White (the “Legion Group”, together with the Ides Group, collectively, the “Investors”).

Pursuant to the Agreement, the Board of Directors of the Company (the “Board”) agreed to (i) increase the size of the Board from six (6) to eight (8) members, effective immediately, (ii) appoint Maury Austin as a Class III director, effective immediately, with a term expiring at the Company’s 2017 Annual Meeting of Stockholders (the “2017 Annual Meeting”), (iii) appoint David Cutrer as a Class I director, effective immediately, with a term expiring at the 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”), (iv) after giving effect to increasing the size of its membership by two as set forth above, to increase the size of the Board from eight (8) members to nine (9) members, effective immediately following the adjournment of the Company’s 2016 Annual Meeting of Stockholders to be held on June 9, 2016 (the “2016 Annual Meeting) and (v) appoint Kathy Misunas as a Class II director effective immediately following the adjournment of the 2016 Annual Meeting, with a term expiring at the Company’s 2019 Annual Meeting of Stockholders (Ms. Misunas, together with Messrs. Austin and Cutrer, collectively, the “New Independent Directors”).

Additionally, the Board agreed to appoint Mr. Austin to the Audit Committee, Mr. Cutrer to the Compensation Committee and Ms. Misunas to the Nominating and Corporate Governance Committee (the “Nominating Committee”), effective upon their respective appointments to the Board, not increase the size of the Board beyond nine (9) members during the Standstill Period (as defined below) without the consent of a majority of the New Independent Directors (or any replacement thereof), and reimburse the Ides Group and the Legion Group for reasonable legal fees and expenses as actually and reasonably incurred in connection with the 2016 Annual Meeting and the negotiation and execution of the Agreement in an amount not to exceed $150,000 and $25,000, respectively, in aggregate.  Additionally, pursuant to the Agreement, the Board formed a Steering Committee, of which Mr. Cutrer is a member.

Pursuant to the Agreement, the Ides Group agreed to withdraw its nominating of two candidates for election at the 2016 Annual Meeting, withdraw its Section 220 demand under Delaware General Corporation Law, immediately cease all solicitation efforts in connection with the 2016 Annual meeting and not vote, deliver, transfer, assign or otherwise use any proxies that may have been received by the Ides Group or its representatives with respect to the 2016 Annual Meeting (it being understood and agreed that the Ides Group is required to vote its own shares of Common Stock at the 2016 Annual Meeting, subject to the provisions of the Agreement).

The Agreement provides that Mr. Cutrer shall resign if any member of the Legion Group nominates directors for election during the Standstill Period (defined below), breaches the Agreement, or the Legion Group’s beneficial ownership in the Company falls below 3.0%.  Additionally, (i) the Ides Group has certain replacement rights if Mr. Austin is unable to serve as a director for any reason prior to the expiration of the Standstill Period, subject to the Ides Group beneficially owning in excess of 3.0% of the Company’s then issued and outstanding Common Stock and (ii) the Legion Group has certain replacement rights if Mr. Cutrer is unable to serve as a director for any reason prior to the expiration of the Standstill Period, subject to the Legion Group beneficially owning in excess of 3.0% of the Company’s then issued and outstanding Common Stock.  The appointment of any replacement director is subject to such proposed replacement director being reasonably acceptable to the Board acting in good faith and consistent with its fiduciary duties and the Nominating Committee’s determination that any such proposed replacement director meets certain criteria set forth in the Agreement.

Under the terms of the Agreement, the Investors have agreed to certain standstill provisions with respect to the Investors’ actions with regard to the Company and the Common Stock for the duration of the Standstill Period which is defined in the Agreement as the period commencing on the date of the Agreement and ending thirty (30) calendar days prior to the expiration of the advance notice period for the submission by stockholders of director nominations for consideration at the 2018 Annual Meeting (as set forth in the advance notice provisions of the Company’s Amended and Restated Bylaws).

Pursuant to the Agreement, the Ides Group and the Legion Group each agreed that at the 2016 Annual Meeting and the 2017 Annual Meeting, and any adjournment or postponement thereof, it will cause any shares of Common Stock beneficially owned by it and its respective affiliates and associates to be present for purposes of establishing a quorum and to cause such shares to be voted by proxy in favor of (i) the election of any person nominated by the Board or the Nominating Committee for election as a director, (ii) against the election of any person whose nomination for election to the Board has not been recommended by the Board, and (iii) otherwise in accordance with the Board’s recommendation set forth in the Company’s applicable proxy statement, including in favor of any other matter recommended for stockholder approval by the Board; provided, that to the extent that the recommendation of Institutional Shareholder Services Inc. (“ISS”) or Glass Lewis & Co., LLC (“Glass Lewis”) differs from the Board’s recommendation with respect to any matter other than the election of directors, each of the Ides Group and the Legion Group shall have the right to vote any shares beneficially owned by it in accordance with the recommendation of ISS or Glass Lewis with respect to such matters.  Additionally, each of the Ides Group and the Legion Group may vote its shares in its discretion with respect to any Opposition Matter.  For purposes of the Agreement, “Opposition Matter” shall mean any of the following transactions or events, but only to the extent submitted by the Board to the Company’s stockholders for approval: the sale or transfer of all or substantially all of the Company’s assets in one or a series of transactions; the sale or transfer of a majority of the outstanding shares of Common Stock (through a merger, stock purchase, or otherwise); any merger, consolidation, acquisition of control or other business combination; any tender or exchange offer; any dissolution, liquidation, or reorganization; or any changes in the Company’s capital structure (other than a stock split), (including the issuance of more than 20% of the Company’s then outstanding shares of Common Stock), or other strategic transaction (as defined the Agreement).

The foregoing description of the Agreement is qualified in its entirely by reference to the full text of the Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 1, 2016, the Board agreed to (i) increase the size of the Board from six (6) to eight (8) members, effective immediately, (ii) appoint Maury Austin as a Class III director, effective immediately, with a term expiring at the 2017 Annual Meeting, (iii) appoint David Cutrer as a Class I director, effective immediately, with a term expiring at the 2018 Annual Meeting, (iv) after giving effect to increasing the size of its membership by two as set forth above, to increase the size of the Board from eight (8) members to nine (9) members, effective immediately following the adjournment of the 2016 Annual Meeting and (v) appoint Kathy Misunas as a Class II director effective immediately following the adjournment of the 2016 Annual Meeting, with a term expiring at the 2019 Annual Meeting of Stockholders. In addition, the Board also appointed Mr. Austin to the Audit Committee, Mr. Cutrer to the Compensation Committee and Ms. Misunas to the Nominating Committee, each effective upon their election to the Board. Additionally, pursuant to the Agreement, the Board formed a Steering Committee, of which Mr. Cutrer is a member.

The Board has determined that each of Maury Austin, David Cutrer and Kathy Misunas qualifies as an “independent director” as defined under Rule 5605(a)(2) of the NASDAQ Marketplace Rules.

The New Independent Directors’ compensation as directors will be consistent with that provided to the Company’s other non-employee directors, which was described most recently in the Company’s most recent Proxy Statement under Director Compensation filed with the Securities and Exchange Commission on April 28, 2016. Additionally, the New Independent Directors have signed the Company’s standard director and officer indemnification agreement.

The Company is not aware of any transaction involving any of the New Independent Directors requiring disclosure under Item 404(a) of Regulation S-K.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Item 7.01 Regulation FD Disclosure

A copy of the press release issued by the Company on June 1, 2016 announcing the New Independent Directors’ appointment to the Board and the execution of the Agreement is attached hereto as Exhibit 99.1.

The information in this Item 7.01 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Cooperation Agreement, dated June 1, 2016, among the Company, the Ides Group and the Legion Group.
99.1	Press Release issued June 1, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOINGO WIRELESS, INC.

Date: June 1, 2016	By:	/s/ Peter Hovenier
Peter Hovenier
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Cooperation Agreement, dated June 1, 2016, among the Company, the Ides Group and the Legion Group.

99.1	Press Release issued June 1, 2016.